Exhibit 77(e)(5)

AMENDED AND RESTATED
SCHEDULE A

with respect to the

SUB-ADVISER AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO.

Series	Annual Sub-Adviser Fee

ING Index Plus LargeCap Equity Fund	Index Plus LargeCap Period	0.2025%

ING Index Plus LargeCap Equity Fund II	Index Plus LargeCap Period	0.2025%

ING Index Plus LargeCap Equity Fund III	Index Plus LargeCap Period	0.2025%

ING Index Plus LargeCap Equity Fund IV	Index Plus LargeCap Period	0.2025%

ING Index Plus LargeCap Equity Fund V	Index Plus LargeCap Period	0.2025%

ING Index Plus LargeCap EquityFund VI	Index Plus LargeCap Period	0.2025%

ING Index Plus LargeCap Equity Fund VII	Index Plus LargeCap Period	0.2025%

Series	Annual Sub-Adviser Fee

ING Principal Protection Fund VIII	Offering Phase	0.1125%
	Guarantee Period:
	- Equity Component	0.3600%
	- Fixed Component	0.2475%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period	0.2025%

ING Principal Protection Fund IX	Offering Phase	0.1125%
	Guarantee Period:
	- Equity Component	0.3600%
	- Fixed Component	0.2475%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period	0.2025%

ING Principal Protection Fund X	Offering Phase	0.1125%
	Guarantee Period:
	- Equity Component	0.3600%
	- Fixed Component	0.2475%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period	0.2025%

ING Principal Protection Fund XI	Offering Phase	0.1125%
	Guarantee Period:
	- Equity Component	0.3600%
	- Fixed Component	0.2475%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period	0.2025%

ING Principal Protection Fund XII	Offering Phase	0.1125%
	Guarantee Period:
	- Equity Component	0.3600%
	- Fixed Component	0.2475%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period	0.2025%